Exhibit 3.2

BY-LAWS

OF

FUEL SYSTEMS SOLUTIONS, INC.

(as amended through December 14, 2011)

ARTICLE 1

STOCKHOLDERS

(a) ANNUAL MEETINGS. The annual meeting of the stockholders of the corporation for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting shall be held on such date, and at such time and place within or without the State of Delaware as may be designated from time to time by the Board of Directors.

(b) SPECIAL MEETINGS. Special meetings of the stockholders shall be called at any time by any other officer of the corporation, whenever directed by the Board of Directors or by the Chief Executive Officer. The purpose or purposes of the proposed meeting shall be included in the notice setting forth such call.

(c) NOTICES. Except as otherwise provided by law, notice of the time, place and, in the case of a special meeting, the purpose or purposes of the meeting of stockholders shall be delivered personally or mailed not earlier than sixty, nor less than ten days previous thereto, to each stockholder of record entitled to vote at the meeting at such address as appears on the records of the corporation.

(d) QUORUM. The holders of one-third of the voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute; but if at any regularly called meeting of stockholders there be less than a quorum present, the stockholders present may adjourn the meeting from time to time without further notice other than announcement at the meeting until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

(e) PRESIDING OFFICER. The Chairman of the Board of Directors, or in the Chairman’s absence or at the Chairman’s direction, the Chief Executive Officer, or in the Chief Executive Officer’s absence or at the Chief Executive Officer’s direction, any officer of the corporation shall call all meetings of the stockholders to order and shall act as Chairman of such meeting. Unless otherwise determined by the Board of Directors at or prior to such meeting, the Secretary of the corporation or, in such officer’s absence, an Assistant Secretary shall act as secretary of the meeting. If neither the Secretary nor Assistant Secretary is present and the Board of Directors has not otherwise appointed a secretary of the meeting, the Chairman of the meeting shall appoint a secretary of the meeting. Unless otherwise determined by the Board of Directors prior to the meeting, the Chairman of the meeting shall determine the order of business and shall have the authority in his or her discretion to regulate the conduct of any such meeting, including, without limitation, by imposing restrictions on the persons (other than stockholders of the corporation or their duly appointed proxies) who may attend any such meeting, whether any stockholder or stockholders’ proxy may be excluded from any meeting of stockholders based upon any determination by the Chairman of the meeting, in his or her sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat, and the circumstances in which any person may make a statement or ask questions at any meeting of stockholders. The Chairman of the meeting shall have authority to adjourn any meeting of stockholders.

(f) PROXIES. At all meetings of stockholders, any stockholder entitled to vote thereat shall be entitled to vote in person or by proxy, but no proxy shall be voted after three years from its date, unless such proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for the stockholder as proxy pursuant to the General Corporation Law of the State of Delaware, the following shall constitute a valid means by which a stockholder may grant such authority: (1) a stockholder may execute a writing authorizing another person or persons to act for the stockholder as proxy, and execution of the writing may be accomplished by the stockholder or the stockholder’s authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature; or (2) a stockholder may authorize another person or persons to act for the stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. It if is determined that such telegrams, cablegrams or other electronic transmissions are valid, the judge or judges of stockholder votes or, if there are no such judges, such other persons making that determination shall specify the information upon which they relied.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to the preceding paragraph of this Section (f) may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Proxies shall be filed with the secretary of the meeting prior to or at the commencement of the meeting to which they relate.

(g) VOTE REQUIRED. When a quorum is present at any meeting, the vote of the holders of a majority in voting power of the stock present or represented by proxy and entitled to vote on the matters shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute, the Certificate of Incorporation or these By- Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

(h) RECORD DATE. In order that the corporation may determine the stockholders (a) entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or (b) entitled to consent to corporate action in writing without a meeting, or (c) entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date (i) in the case of clause (a) above, shall not be more than sixty nor less than ten days before the date of such meeting, (ii) in the case of clause (b) above, shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors, and (iii) in the case of clause (c) above, shall not be more than sixty days prior to such action. If for any reason the Board of Directors shall not have fixed a record date for any such purpose, the record date for such purpose shall be determined as provided by law. Only those stockholders of record on the date so fixed or determined shall be entitled to any of the foregoing rights, notwithstanding the transfer of any such stock on the books of the corporation after any such record date so fixed or determined.

(i) STOCKHOLDERS LIST. The officer who has charge of the stock ledger of the corporation shall prepare and make at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced at the time and kept at the place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

(j) JUDGES OF STOCKHOLDER VOTES. The Board of Directors, in advance of all meetings of the stockholders, shall appoint one or more judges of stockholder votes, who may be stockholders or their proxies, but not directors of the corporation or candidates for office. In the event that the Board of Directors fails to so appoint judges of stockholder votes or, in the event that one or more judges of stockholder votes previously designated by the Board of Directors fails to appear or act at the meeting of stockholders, the Chairman of the meeting may appoint one or more judges of stockholder votes to fill such vacancy or vacancies. Judges of stockholder votes appointed to act at any meeting of the stockholders, before entering upon the discharge of their duties, shall be sworn faithfully to execute the duties of judge of stockholder votes with strict impartiality and according to the best of their ability and the oath so taken shall be subscribed by them. Judges of stockholder votes shall, subject to the power of the Chairman of the meeting to open and close the polls, take charge of the polls, and, after the voting, shall make a certificate of the result of the vote taken.

(k)	STOCKHOLDER NOMINATIONS AND PROPOSALS

(A)	ANNUAL MEETINGS OF STOCKHOLDERS.

(1) Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the stockholders may be at an annual meeting of stockholders (a) pursuant to the corporation’s notice of meeting delivered pursuant to Article 1, Section (c) of these By-Laws, (b) by or at the direction of the Chairman of the Board of Directors or (c) by any stockholder or the corporation who is entitled to vote at the meeting, who complied with the notice procedures set forth in subparagraphs (2) and (3) of this paragraph (A) of this By-Law and who was a stockholder of record at the time such notice is delivered to the Secretary of the corporation.

(2) For nomination or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (1) of this By-Law, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation, and, in the case of business other than nominations, such other business must be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the corporation not less than seventy days nor more than ninety days prior to the first anniversary of the preceding year’s annual meeting; PROVIDED, HOWEVER, that in the event that the date of the annual meeting is advanced by more than twenty days, or delayed by more than seventy days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the seventieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposed to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposed is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner and (ii) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

(3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this By-Law to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the corporation at least eighty days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the corporation.

(B) SPECIAL MEETINGS OF STOCKHOLDERS. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting pursuant to Article 1, Section (b) of these By-Laws. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this By-Law and who is a stockholder of record at the time such notice is delivered to the Secretary of the corporation. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder’s notice as required by paragraph (A)(2) of this By-Law shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of the seventieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

(C)	GENERAL.

(1) Only persons who are nominated in accordance with the procedures set forth in this By-Law shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this By-Law and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective nomination shall be disregarded or that such proposed business shall not be transacted.

(2) For purposes of this By-Law, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”).

(3) For purposes of this By-Law, no adjournment nor notice of adjournment of any meeting shall be deemed to constitute a new notice of such meeting for purposes of this Section (k), and in order for any notification required to be delivered by a stockholder pursuant to this Section (k) to be timely, such notification must be delivered within the periods set forth above with respect to the originally scheduled meeting.

(4) Notwithstanding the foregoing provisions of this By-Law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law. Nothing in this By-Law shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(l) NO WRITTEN CONSENT IN LIEU OF STOCKHOLDER MEETING. Notwithstanding any provision of this Certificate of Incorporation or the By-laws of this corporation to the contrary, any action required or permitted to be taken by the stockholders of this corporation must be effected at a duly called annual or special meeting of the stockholders pursuant to the Certificate of Incorporation and By-laws of the corporation and may not be effected by any written consent or consents, unanimous or otherwise, by such stockholders.

ARTICLE 2

BOARD OF DIRECTORS

(a) NUMBER AND CLASSES. The Board of Directors of the corporation shall consist of nine directors or such other number of directors, but not less than three, as shall from time to time be fixed exclusively by resolution of the Board of Directors. The directors shall be divided into three classes, each class to be elected for a three-year term. Directors shall (except as hereinafter provided for the filing of vacancies and newly created directorships) be elected by the holders of a plurality of the voting power present in person or represented by proxy and entitled to vote. One-third of the total number of directors shall constitute a quorum for the transaction of business and, except as otherwise provided by law or by the corporation’s Certificate of Incorporation, the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. Directors need not be stockholders.

(b) VACANCIES. Newly created directorships in the Board of Directors that result from an increase in the number of directors and any vacancy occurring in the Board of Directors shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office for a term as set forth in these By-Laws. If any applicable provision of the General Corporation Law of the State of Delaware expressly confers power on stockholders to fill such a directorship at a special meeting of stockholders, such a directorship may be filled at such meeting only by the affirmative vote of at least 80 percent in voting power of all shares of the corporation entitled to vote generally in the election of directors, voting as a single class.

(c) REMOVAL OF DIRECTORS. Any director may be removed from office at any time for cause, at a meeting called for that purpose in accordance with these By-laws, but only by the affirmative vote of the holders of at least 80 percent of the outstanding shares of the corporation entitled to vote generally in the election of directors, voting as a single class.

(d) MEETINGS AND NOTICES. Meetings of the Board of Directors shall be held at such place within or without the State of Delaware, or by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, as may from time to time be fixed by resolution of the Board of Directors or as may be specified in the notice of any meeting. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board of Directors and special meetings may be held at any time upon the call of the Chairman of the Board of Directors, the Chief Executive Officer, the President, a director designated as a lead director or any two (2) directors, by oral or written notice, including mail, e-mail, facsimile or other means of transmission, sent or mailed to each director to such director’s address, e-mail address or facsimile number as shown on the books of the corporation not less than one day before the meeting. The notice of any meeting need not specify the purposes thereof. A meeting of the Board of Directors may be held without notice immediately after the annual meeting of stockholders at the same place at which such meeting is held. Notice need not be given of regular meetings of the Board of Directors held at time by resolution of the Board of Directors. Notice of any meeting need not be given to any director who shall attend such meeting in person (except when the director attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened), or who shall waive notice thereof, before or after such meeting, in writing. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

(e) SEPARATE SERIES OF STOCK. Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock or Series Common Stock issued by the corporation shall have the right, voting separately by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, filling of vacancies and other features of such directorships shall be governed by the terms of the Certificate of Incorporation applicable thereto and the certificate of designations governing such series. The number of directors that may be elected by the holders of any such series of Preferred Stock or Series Common Stock shall be in addition to the number fixed by or pursuant to the By-Laws. Except as otherwise expressly provided in the terms of such series, the number of directors that may be so elected by the holders of any such series of stock shall be elected for terms expiring at the next annual meeting of stockholders and without regard to the classification of the members of the Board of Directors as set forth in Article 2, Section (a) hereof, and vacancies among directors so elected by the separate vote of the holders of any such series of Preferred Stock or Series Common Stock shall be filled by the affirmative vote of a majority of the remaining directors elected by such series, or, if there are no such remaining directors, by the holders of such series in the same manner in which such series initially elected a director.

(f) QUORUM BY CLASS OF STOCK. If at any meeting for the election of directors, the corporation has outstanding more than one class of stock, and one or more such classes or series thereof are entitled to vote separately as a class, and there shall be a quorum of only one such class or series of stock, that class or series of stock shall be entitled to elect its quota of directors notwithstanding absence of a quorum of the other class or series of stock.

(g) EXECUTIVE COMMITTEE. The Board of Directors may designate three or more directors to constitute an executive committee, one of whom shall be designated Chairman of such committee. The members of such committee shall hold such office until their successors are elected and qualified. Any vacancy occurring in the committee shall be filled by the Board of Directors. Regular meetings of the committee shall be held at such times and on such notice and at such places as it may from time to time determine. The committee shall act, advise with and aid the officers of the corporation in all matters concerning its interest and the management of its business, and shall generally perform such duties and exercise such powers as may from time to time be delegated to it by the Board of Directors, and shall have authority to exercise all the powers of the Board of Directors, so far as may be permitted by law, in the management of the business and the affairs of the corporation whenever the Board of Directors is not in session or whenever a quorum of the Board of Directors fails to attend any regular or special meeting of such Board of Directors. The committee shall have power to authorize the seal of the corporation to be affixed to all papers which are required by the Delaware General Corporation Law to have the seal affixed thereto. The fact that the executive committee has acted shall be conclusive evidence that the Board of Directors was not in session at such time or that a quorum of the Board of Directors had failed to attend the regular or special meeting thereof.

The executive committee shall keep regular minutes of its transactions and shall cause them to be recorded in a book kept in the office of the corporation designated for that purpose, and shall report the same to the Board of Directors at their regular meeting. The committee shall make and adopt its own rules for the government thereof and shall elect its own officers.

(h) OTHER COMMITTEES. The Board of Directors may from time to time, by resolution, establish such other committees to serve at the pleasure of the Board of Directors which shall be comprised of such members of the Board of Directors and have such duties as the Board of Directors shall from time to time establish, and shall during such period of time as any securities of the corporation are listed on the Nasdaq National Market (“Nasdaq”), by resolution, designate all committees required by the rules and regulations under Nasdaq. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Except to the extent restricted by applicable law or the Certificate of Incorporation, each such committee, to the extent provided in the resolution creating it, shall have and may exercise all the powers and authority of the Board of Directors. Each such committee shall serve at the pleasure of the Board of Directors as may be determined from time to time, by resolution or as required by the rules and regulations of Nasdaq, as applicable. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors upon request. Any director may belong to any number of committees of the Board of Directors. The Board of Directors may also establish such other committees with such members (whether or not directors) and such duties as the Board of Directors may from time to time determine.

(i) COMMITTEE RULES. Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum. Unless otherwise provided in such a resolution, in the event that a member and that member’s alternate, if alternates are designated by the Board of Directors, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

(j) APPOINTMENT OF NON-OFFICER SECRETARY. The Board of Directors may appoint an acting non-officer secretary as it may deem proper or may delegate to any elected officer of the corporation the power to appoint and remove such non-officer secretary and to prescribe his terms, authorities and duties; provided, however, that in no event shall such non-officer secretary, acting in such capacity, be deemed an officer of the corporation notwithstanding the terms, authorities and duties prescribed thereto by the Board of Directors or any elected officer of the corporation upon whom such power of appointment shall have been conferred by the Board of Directors. Such non-officer secretary may be removed from such position at any time either with or without cause by the affirmative vote of a majority of the members of the Board of Directors then in office or by any elected officer upon whom such power of appointment shall have been conferred by the Board of Directors.

(k) ACTION BY WRITTEN CONSENT. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

(l) TELEPHONIC, ETC. PARTICIPATION IN MEETINGS. The members of the Board of Directors or any committee thereof may participate in a meeting of such Board of Directors or committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section (l) shall constitute presence in person at such a meeting.

(m) COMPENSATION OF DIRECTORS. The Board of Directors may establish policies for the compensation of directors and for the reimbursement of the expenses of directors, in each case, in connection with services provided by directors to the corporation.

(n) RELIANCE ON BOOKS AND RECORDS. A member of the Board of Directors, or a member of any committee designated by the Board of Directors shall, in the performance of such person’s duties, be fully protected in relying in good faith upon records of the corporation and upon such information, opinions, reports or statements presented to the corporation by any of the corporation’s officers or employees, or committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation.

ARTICLE 3

OFFICERS

(a) OFFICERS. The Board of Directors, as soon as may be after each annual meeting of the stockholders, shall elect officers of the corporation, which may include a Chairman of the Board of Directors, Chief Executive Officer or President. The Board of Directors may also from time to time elect such other officers (including one or more Vice Presidents, a Treasurer, one or more Assistant Vice Presidents and one or more Assistant Treasurers) as it may deem proper or may delegate to any elected officer of the corporation the power to appoint and remove any such other officers and to prescribe their respective terms of office, authorities and duties. Any Vice President may be designated Executive, Senior or Corporate, or may be given such other designation or combination of designations as the Board of Directors may determine. Any two or more offices may be held by the same person.

(b) TERM. All officers of the corporation elected by the Board of Directors shall hold office for such term as may be determined by the Board of Directors or until their respective successors are chosen and qualified. Any officer may be removed from office at any time either with or without cause by the affirmative vote of a majority of the members of the Board of Directors then in office, or, in the case of appointed officers, by any elected officer upon whom such power of removal shall have been conferred by the Board of Directors.

(c) POWERS AND DUTIES. Each of the officers of the corporation elected by the Board of Directors or appointed by an officer in accordance with these By-Laws shall have the powers and duties prescribed by law, by the By-Laws or by the Board of Directors and, in the case of appointed officers, the powers and duties prescribed by the appointing officer, and, unless otherwise prescribed by the By-Laws or by the Board of Directors or such appointing officer, shall have such further powers and duties as ordinarily pertain to that office. The Chairman of the Board of Directors or the Chief Executive Officer, as determined by the Board of Directors, shall have the general direction of the affairs of the corporation.

(d) DELEGATION OF OFFICER’S POWERS AND DUTIES. Unless otherwise provided in these By-Laws, in the absence or disability of any officer of the corporation, the Board of Directors may, during such period, delegate such officer’s powers and duties to any other officer or to any director and the person to whom such powers and duties are delegated shall, for the time being, hold such office.

(e) CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall have the powers and perform the duties incident to that position. Subject to the powers of the Board of Directors and the Chairman of the Board, the Chief Executive Officer shall be in the general and active charge of the entire business and affairs of the corporation, and shall be its chief policy making officer. Unless otherwise directed by the Board of Directors, all other officers shall be subject to the authority and supervision of the Chief Executive Officer. The Chief Executive Officer shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or provided in these By-laws. The Chief Executive Officer is authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation. If the Board of Directors does not elect a Chairman of the Board, or in the absence of a Chairman of the Board, the Chief Executive Officer shall have the powers and perform the duties of the Chairman of the Board under the By-Laws and the Delaware General Corporation Law.

(f) THE PRESIDENT. Subject to the powers of the Board of Directors, the Chairman of the Board or the Chief Executive Officer, the President of the corporation shall see that all orders and resolutions of the Board of Directors, the Chairman of the Board or the Chief Executive Officer are carried into effect. The President shall have such other powers and perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or as may be provided in these By-laws.

(g) THE SECRETARY AND ASSISTANT SECRETARIES. The Secretary of the corporation shall attend all meetings of the Board of Directors (other than executive sessions thereof) and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose or shall ensure that his or her designee attends each such meeting to act in such capacity. Under the Chairman of the Board’s supervision, the Secretary of the Corporation shall give, or cause to be given, all notices required to be given by these By-laws or by law; shall have such powers and perform such duties as the Board of Directors, the Chairman of the Board, the Chief Executive Officer or these By-laws may, from time to time, prescribe; and shall have custody of the corporate seal of the corporation. The Secretary, or an Assistant Secretary, of the corporation shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature. The Assistant Secretary, or if there be more than one, any of the Assistant Secretaries, of the corporation shall in the absence or disability of the Secretary of the corporation, perform the duties and exercise the powers of the Secretary of the corporation and shall perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board, the Chief Executive Officer or Secretary may, from time to time, prescribe.

(h) THE CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall have the custody of the corporate funds and securities; shall keep full and accurate all books and accounts of the corporation as shall be necessary or desirable in accordance with applicable law or generally accepted accounting principles; shall deposit all monies and other valuable effects in the name and to the credit of the corporation as may be ordered by the Chairman of the Board or the Board of Directors; shall cause the funds of the corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and shall render to the Board of Directors, at its regular meeting or when the Board of Directors so requires, an account of the corporation; shall have such powers and perform such duties as the Board of Directors, the Chairman of the Board, the Chief Executive Officer or these By-laws may, from time to time, prescribe.

ARTICLE 4

CERTIFICATES OF STOCK

(a) CERTIFICATED AND UNCERTIFICATED STOCK. The shares of stock of the corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and, upon request, every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by the Chairman of the Board of Directors, or the President or a Vice President and by the Treasurer of the corporation, or as otherwise permitted by law, representing the number of shares registered in certificate form. Any or all the signatures on the certificate may be a facsimile.

(b) TRANSFERS. Transfers of stock shall be made on the books of the corporation by the holder of the shares in person or by such holder’s attorney upon surrender and cancellation of certificates for a like number of shares, or as otherwise provided by law with respect to uncertificated shares. Prior to the surrender to the corporation of the certificate or certificates for a share or shares of stock with a request to record the transfer of such share or shares, or, in the case of non-certificated shares, upon the request to record the transfer of such share or shares, the corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner. The corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

(c) LOST CERTIFICATES. No certificate for shares of stock in the corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of such loss, theft or destruction and upon delivery to the corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors in its discretion may require.

ARTICLE 5

CORPORATE BOOKS

The books of the corporation may be kept outside of the State of Delaware at such place or places as the Board of Directors may from time to time determine.

ARTICLE 6

INDEMNIFICATION

(a) RIGHT TO INDEMNIFICATION. The corporation shall indemnify and hold harmless, to the fullest extent permitted the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent such amendment permits the corporation to provide broader indemnification rights then such law permitted the corporation to provide prior to such amendment), and any other applicable law as it presently exists or may hereafter be amended (but, in the case of any such amendment, only to the extent such amendment permits the corporation to provide broader indemnification rights then such law permitted the corporation to provide prior to such amendment), any person (an “Indemnitee”) who was or is made or is threatened to be made a party or is otherwise involved (including without limitation, as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director, officer, employee or agent of the corporation or, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while so serving, against all liability and loss suffered and expenses (including attorneys’ fees and related disbursements, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended from time to time (“ERISA”), penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such Indemnitee in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee, agent, partner, member or trustee and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the preceding sentence, except as otherwise provided in Section (c) of this Article 6, the corporation shall be required to indemnify an Indemnitee in connection with a proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such proceeding (or part thereof) by the Indemnitee was authorized by the Board of Directors of the corporation. Each person who is or was serving as a director, officer, employee or agent of a subsidiary of the corporation shall be deemed to be serving, or have served, at the request of the corporation. Any indemnification under this Article 6 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has me the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, as the same exists or hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment). Such determination shall be made with respect to a person who is a director or officer at the time of such determination by (a) a majority vote of the directors who were not parties to such proceeding (the “Disinterested Directors”), even though less than a quorum, (b) a committee of the Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum, (c) if there are no such Disinterested Directors, or if such Disinterested Directors so direct, by independent legal counsel in a written opinion, or (d) by the stockholders.

(b) PREPAYMENT OF EXPENSES. The corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnitee in defending any proceeding in advance of its final disposition, PROVIDED, HOWEVER, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under this Article 6 or otherwise. The majority of the Disinterested Directors, or a committee thereof, may, in the manner set forth above, and upon approval of such Indemnitee, authorize the corporation’s counsel to represent such person, in any proceeding, whether or not the corporation is a party to such proceeding.

(c) PROCEDURE FOR INDEMNIFICATION AND CLAIMS. Any indemnification or advance of expenses (including attorneys’ fees, costs and charges) under this Article 6 shall be made promptly and, in any event, within 30 days upon written request of the Indemnitee (and, in the case of advance of expenses, receipt of a written undertaking by or on behalf of the Indemnitee to repay such amount if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified therefor pursuant to the terms of this Article 6). If the corporation denies such claim for indemnification or advancement of expenses under this Article 6, or no disposition thereof is made, within 30 days after a written claim therefor by the Indemnitee has been received by the corporation, the Indemnitee may file suit in a court of competent jurisdiction to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the Indemnitee is not entitled to the requested indemnification or advancement of expenses under applicable law. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of expenses (including attorney’s fees, costs and charges) under this Article 6 where the required undertaking, if any, has been received by the corporation) that the claimant has not met the standard of conduct set forth in the General Corporations Law of the State of Delaware, as the same exists or hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the General Corporations Law of the State of Delaware, as the same exists or hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), nor the fact that there has been an actual determination by the corporation (including its Board of Directors, its independent legal counsel and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(d) NONEXCLUSIVITY OF RIGHTS. The rights conferred on any Indemnitee by this Article 6 shall not be exclusive of any other rights which such Indemnitee may have or hereafter acquire under any law (common or statutory), provision of the certificate of incorporation, by-law, agreement, vote of stockholders or Disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the corporation, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the estate, heirs, executors and administers of such person. All rights to indemnification under this Article 6 shall be deemed to be a contract between the corporation and each director, officer, employee or agent of the corporation who serves or served in such capacity at any time while this Article 6 is in effect. Any repeal or modification of this Article 6 or any repeal or modification of relevant provisions of the General Corporations Law of the State of Delaware or any other applicable laws shall not in any way diminish any rights to indemnification of such person or the obligations of the corporation arising hereunder with respect to any proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such modification or repeal. For the purposes of this Article 6, references to “the corporation” include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this 6, with respect to the resulting or surviving corporation, as he would if he had served the resulting or surviving corporation in the same capacity.

(e) INSURANCE. The corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss asserted against him and incurred by him in any such capacity, whether or not the corporation would have the power to indemnify such person against such expenses, liability or loss under the General Corporations Law of the State of Delaware.

(f) RELIANCE. Persons who after the date of the adoption of this provision become or remain directors, officers, employees or agents of the corporation or who, while a director, officer, employee or agent of the corporation, become or remain a director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this Article 6 in entering into or continuing such service. The rights to indemnification and to the advance of expenses conferred in this Article 6 shall apply to claims made against an Indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.

(g) SAVINGS CLAUSE. If this Article 6 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each person entitled to indemnification under the first paragraph of this Article 6 as to all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, ERISA excise taxes and penalties, penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person and for which indemnification is available to such person pursuant to this Article 6 to the full extent permitted by any applicable portion of this Article 6 that shall not have been invalidated and to the full extent permitted by applicable law.

(h) OTHER SOURCES. The corporation’s obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

(i) AMENDMENT OR REPEAL. Any repeal or modification of the foregoing provisions of this Article 6 shall not adversely affect any right or protection hereunder of any Indemnitee in respect of any act or omission occurring prior to the time of such repeal or modification.

(j) OTHER INDEMNIFICATION AND PREPAYMENT OF EXPENSES. This Article 6 shall not limit the right of the corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Indemnitees when and as authorized by appropriate corporate action.

ARTICLE 7

CHECKS, NOTES, PROXIES, LOANS, ETC.

All checks and drafts on the corporation’s bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers or agent or agents as shall be hereunto authorized from time to time by the Board of Directors. Proxies to vote and consents with respect to securities of other corporations owned by or standing in the name of the corporation may be executed and delivered from time to time on behalf of the corporation in accordance with the direction of the Board of Directors by the Chairman of the Board of Directors, the Chief Executive Officer or by such officers as the Board of Directors may from time to time determine. In addition to the powers otherwise granted to officers pursuant to Article 3 hereof, the Board of Directors may authorize any officer or officers, or any agent or agents, of the corporation to enter into any contract or to execute and deliver any instrument in the name and on behalf of the corporation, and such authority may be general or confirmed to specific instances.

ARTICLE 8

CORPORATE SEAL

The corporate seal shall have inscribed thereon the name of the corporation. In lieu of the corporate seal, when so authorized by the Board of Directors or a duly empowered committee thereof, a facsimile thereof may be impressed or affixed or reproduced.

ARTICLE 9

AMENDMENTS

These By-Laws may be amended, added to, rescinded or repealed at any meeting of the Board of Directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting of the shareholders or, in the case of a meeting of the Board of Directors, in a notice given not less than two days prior to the meeting; provided, however, that, notwithstanding any other provisions of these By-Laws or any provision of law which might otherwise permit a lesser vote of the stockholders, the affirmative vote of the holders of at least 80 percent in voting power of all shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required in order for the stockholders to alter, amend or repeal Section (b), Section (k) and Section (1) of Article 1, Sections (a), (b) and (c) of Article 2 or this proviso to this Article 9 of these By-Laws or to adopt any provision inconsistent with any of such Sections or with this proviso.

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